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                                                                 Exhibit 99(j)




                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated May 23, 2000, relating to the financial statements and financial highlights of Prudential Small-Cap Quantum Fund, Inc. which appears in such Registration Statement. We also consent to the references to us under the headings "Investment Advisory and Other Services" and "Financial Highlights" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York
May 23, 2000